UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2010

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01                               Entry into a Material Definitive Agreement.

Item 3.02                               Unregistered Sales of Equity Securities

Item 9.01                               Financial Statements and Exhibits.

Signature

Item 1.01  Entry into a Material Definitive Agreement.

Purchase of Shares of Minera El Quevar S.A. held by Hochschild Mining plc

On January 7, 2010, we completed the previously disclosed transaction (the “El Quevar Purchase Agreement”) with MH Argentina S.A. (“MH Argentina”), a subsidiary of Hochschild Mining plc (“Hochschild”), to purchase MH Argentina’s 35% interest in our then jointly owned subsidiary, Minera El Quevar S.A. (“Minera El Quevar”).  Minera El Quevar controls approximately 10,000 hectares of the 64,000 hectare El Quevar project, including the Yaxtché target area.  In exchange for the 35% interest in Minera El Quevar, we issued to MH Argentina 400,000 shares of our common stock and warrants to acquire an additional 300,000 shares exercisable for three years at an exercise price of $15.00 per share (the “Common Stock Purchase Warrant”).

In connection with the closing of the El Quevar Purchase Agreement, we entered into a Registration Rights Agreement, dated January 7, 2010 (the “MH Argentina Registration Rights Agreement”), with MH Argentina pursuant to which we agreed to register with the U.S. Securities and Exchange Commission (the “SEC”) the resale of the common stock issued to MH Argentina as well as the shares which may be issued upon exercise of the warrant.  The agreement requires that we file one registration statement upon demand by Hochschild at any time after May 31, 2010.  Our obligation will cease on January 7, 2013.

The foregoing descriptions of the Common Stock Purchase Warrant and MG Argentina Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Common Stock Purchase Warrant and MG Argentina Registration Rights Agreement, which are filed as Exhibits 4.1 and 10.1 hereto and incorporated by reference herein.

Sentient Private Placement

January 7, 2010, we completed the previously disclosed Common Stock Purchase Agreement (the “Sentient Purchase Agreement”) with Sentient Global Resources Fund III, LP and SGRF III Parallel I, LP, each a private equity fund managed by The Sentient Group (“Sentient”), an independent private equity firm that manages investments in the global resources industry.  In connection with the Sentient Purchase Agreement, we sold to Sentient a total of 844,694 shares of our common stock at a price of C$7.06 per share, resulting in gross proceeds to us of C$5.96 million.  Sentient became our largest stockholder, holding collectively 19.9% of our outstanding common stock (excluding restricted stock held by our employees).

In connection with the closing of the Sentient Purchase Agreement, we entered into a Registration Rights Agreement, dated January 7, 2010 (the “Sentient Registration Rights Agreement”), with Sentient Global Resources Fund III, LP and SGRF III Parallel I, LP pursuant to which we agreed to register with the SEC the resale of the common stock purchased by Sentient.  The agreement requires that we file a registration statement with the SEC no later than May 31, 2010 and cause such registration statement to be declared effective no later than September 30, 2010.  If we are unable to meet these deadlines, we may be subject to a penalty equal to 1.0% of the aggregate purchase price of the shares purchased by Sentient for every thirty days following the applicable deadline, up to a maximum amount of 3.0% of the aggregate purchase price.

The foregoing description of the Sentient Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Sentient Registration Rights Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 3.02  Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The issuance and sale of our common stock to MH Argentina, Sentient Global Resources Fund III, LP and SGRF III Parallel I, LP was made pursuant to Regulation S under the U.S. Securities Act of 1933.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Common Stock Purchase Warrant, dated January 7, 2010

10.1	Registration Rights Agreement, dated January 7, 2010, by and among Golden Minerals Company and MH Argentina S.A.

10.2	Registration Rights Agreement, dated January 7, 2010, by and among Golden Minerals Company, Sentient Global Resources Fund III, LP, and SGRF III Parallel I, LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 13, 2010

Golden Minerals Company

By:	/s/ Robert P. Vogels
	Name:	Robert P. Vogels
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Common Stock Purchase Warrant, dated January 7, 2010

10.1	Registration Rights Agreement, dated January 7, 2010, by and among Golden Minerals Company and MH Argentina S.A.

10.2	Registration Rights Agreement, dated January 7, 2010, by and among Golden Minerals Company, Sentient Global Resources Fund III, LP, and SGRF III Parallel I, LP